Exhibit 99.1

For Information
James R. Edwards
303-837-2444

FOR IMMEDIATE RELEASE

SM ENERGY ANNOUNCES PARTICIPATION
IN UPCOMING INVESTOR CONFERENCES

DENVER, CO August 8, 2012 - SM Energy Company (NYSE: SM) today announces that the Company will be participating in the following upcoming investor events:

•	August 13, 2012 - Enercom's The Oil and Gas Conference. Tony Best, President and CEO, will present at 4:50 PM Mountain Time.

•	September 6, 2012 - Barclays Energy-Power Conference. Tony Best, President and CEO, will present at 1:05 PM Eastern Time.

SM Energy's presentation materials for these events will be available the day of each respective presentation at the Company's website at www.sm-energy.com. A link to the webcasts of the Company's presentations will also be available on the Company's website for 15 days after the date of the respective presentations. Additionally, the Company's Enercom presentation will be available on The Oil and Gas Conference website for 30 days after the presentation at www.theoilandgasconference.com.

ABOUT THE COMPANY

SM Energy Company is an independent energy company engaged in the acquisition, exploration, development, and production of crude oil, natural gas, and natural gas liquids in onshore North America. SM Energy routinely posts important information about the Company on its website. For more information about SM Energy, please visit its website at www.sm‑energy.com.